                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91809 of Interspeed, Inc. on Form S-8 of our report dated October 21, 1999, appearing in this Annual Report on Form 10-K of Interspeed, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 29, 1999